Exhibit 99.1

HedgePath Pharmaceuticals Enters into

Key Collaboration with Mayne Pharma

Acquires Exclusive U.S. Rights for use of

Mayne Pharma’s SUBA™ Itraconazole for treatment of cancer

Mayne Pharma to supply product to HPPI, and companies to jointly pursue clinical development of SUBA Itraconazole for multiple oncology indications

TAMPA, FLORIDA and SAN DIEGO, CALIFORNIA – (September 10, 2013) – HedgePath Pharmaceuticals, Inc. (OTCPink:HPPI) (HPPI) announced today that it has signed an exclusive Supply and License Agreement with Mayne Pharma International Pty Ltd (Mayne Pharma), a wholly owned subsidiary of Mayne Pharma Group Limited, an Australian ASX listed company, whereby HPPI will pursue clinical development of Mayne Pharma’s patented formulation of the drug itraconazole, known as SUBA-Itraconazole, for treatment of a variety of cancers with a focus on seeking regulatory approvals and marketing in the United States.

The agreement represents a significant step forward for HPPI in the progression of its business plan of repurposing itraconazole as a potential treatment for cancer. Itraconazole, in other formulations now off-patent, is already approved by the U.S. Food and Drug Administration (FDA) for human use as a treatment for fungal infections.

The agreement provides for the supply to HPPI of specially formulated capsules of SUBA-Itraconazole, manufactured by Mayne Pharma under cGMP (current good manufacturing practice) standards, for use by HPPI in its anticipated clinical trials, and for the future exclusive commercial supply following FDA approvals, if obtained. “SUBA technology” (which stands for “super bioavailability”) is designed to improve the bioavailability of orally administered drugs that are poorly soluble. SUBA-Itraconazole is a patented formulation developed by Mayne Pharma, which has improved absorption and significantly reduced variability compared to generic itraconazole. These benefits provide enhancements to patients and prescribers with reduced intra- and inter-patient variability, enabling a more predictable clinical response and a reduction in the active drug quantity to deliver the required therapeutic blood levels.

HPPI and Mayne Pharma will collaborate through a joint development program for SUBA-Itraconazole for multiple oncology indications. Under the agreement, HPPI has been granted exclusive rights to SUBA-Itraconazole for treatment of cancer in the United States, and Mayne Pharma retains rights for use of the drug outside the U.S., including a license from HPPI for current and future developments of anti-cancer therapies using SUBA-Itraconazole.

Under the terms of the agreement, Mayne Pharma has the ability to appoint one person to HPPI’s Board of Directors and is preparing to name a senior executive of Mayne Pharma to such position in the near future. Although the Supply and License Agreement is effective immediately, it remains subject to certain conditions being achieved. As part of the achievement of these conditions, Mayne Pharma is expected to acquire an equity stake in HPPI of between 30-45%.

“This is a milestone event for HPPI, and we are very pleased to be collaborating with an innovative developer and manufacturer such as Mayne Pharma” stated Nicholas J. Virca, HPPI’s President and Chief Executive Officer.

“Our clinical strategy is to repurpose itraconazole as a potential treatment for cancer, and we believe that Mayne Pharma’s patented formulation of itraconazole creates the potential to offer cancer patients the benefits of greater bioavailability of the active drug. In short, this agreement is more than just a supply agreement. It jumpstarts our business plan by giving us access to the key technology we need to progress our clinical development programs forward and, if ultimately approved by the FDA, market our anti-cancer therapies in the U.S. with exclusivity. We look forward to what we expect will be a long term and mutually beneficial collaboration with Mayne Pharma” concluded Mr. Virca.

Additional details regarding this agreement and the collaboration between HPPI and Mayne Pharma will be provided in a Current Report on Form 8-K to be filed by the company with the Securities and Exchange Commission.

About SUBA-Itraconazole

SUBA™ technology is proprietary technology that improves the oral bioavailability of poorly soluble drugs. It utilizes a solid dispersion of drug in a polymer to improve the absorption of drugs in the gastrointestinal tract to achieve “super bioavailability” compared to conventional formulations. In testing its use as an anti-fungal medication, clinical trials demonstrated that SUBA Itraconazole had approximately double the bioavailability of the generic formulation and could be taken with or without meals. HPPI plans to administer SUBA-Itraconazole at doses lower than the generic itraconazole formulations previously tested in human cancer trials. This greater bioavailability at lower dosing is intended to improve product performance, while reducing the side-effects associated with the level of doses required for cancer therapy.

About HedgePath Pharmaceuticals

HedgePath Pharmaceuticals, Inc. is a clinical stage biopharmaceutical company that is seeking to repurpose the FDA approved antifungal pharmaceutical itraconazole as a potential treatment for cancer. HPPI is the exclusive licensee of a patented formulation of itraconazole, called SUBA-Itraconazole, which clinical studies have shown to have greater bioavailability than generic itraconazole.

The Hedgehog signaling pathway is a major regulator of cellular processes in vertebrates, including cell differentiation, tissue polarity and cell proliferation. Based on published research, HPPI believes that inhibiting the Hedgehog pathway could delay or possibly prevent the development of certain cancers in humans. Leveraging research undertaken by key investigators in the field, HPPI plans to explore the effectiveness of SUBA-Itraconazole as a cancer inhibitor and to pursue its potential commercialization. HPPI has offices in Tampa, Florida and San Diego, California. For more information, please visit www.hedgepathpharma.com.

About Mayne Pharma

Mayne Pharma is an ASX-listed specialty pharmaceutical company that develops and manufactures branded and generic product globally – either directly or through distribution partners, while applying its drug delivery expertise for contract development and manufacturing services. Mayne Pharma has a 30-year track record of innovation and success in developing new oral drug delivery systems and these technologies have been successfully commercialized in numerous products that have been marketed around the world. Mayne Pharma has two drug development and manufacturing facilities based in Salisbury, Australia and Greenville, NC, USA with expertise in formulating complex oral dose forms including highly potent compounds, controlled substances, modified release products and inherently unstable compounds.

Cautionary Note Regarding Forward Looking Statements

This press release and any statements of representatives and partners of HedgePath Pharmaceuticals, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the outcome of the Company’s collaboration with Mayne and timing for and results of the Company’s clinical trials) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact: HedgePath Pharmaceuticals, Inc., Nicholas J. Virca, President and CEO, 813-864-2559, nvirca@hedgepathpharma.com

© 2013 HedgePath Pharmaceuticals, Inc. All rights reserved.